SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2011

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Receivables Purchase Agreement

On June 24, 2011, Convergys Corporation (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Receivables Purchase Agreement, dated as of June 30, 2009 (the “Agreement”), relating to the Company’s accounts receivable securitization facility. The Amendment is among the Company, as initial Servicer and Performance Guarantor, Convergys Funding Inc., as Seller, Liberty Street Funding LLC, The Bank of Nova Scotia, as Purchaser and Scotiabank Group Agent, and Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association, as Purchaser and Administrative Agent. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Amendment.

The primary purpose of the Amendment was to increase the Purchase Limit from $125 million to $150 million, to extend the Facility Termination Date and the Liquidity Termination Date to June 24, 2014, and to amend and restate certain definitions used in the Agreement, including calculations related to eligible receivables, concentration limits, and reserves.

Convergys and its subsidiaries have other relationships, including cash management services and foreign exchange services, with some of the parties to the Amendment.

The descriptions in this Form 8-K of the Amendment and the Agreement are qualified in their entirety by reference to the Amendment and the Agreement which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 3 to Receivables Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

Date: June 28, 2011	By:	/s/ Julia A. Houston
Julia A. Houston
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 to Receivables Purchase Agreement.

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